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TRICORD SYSTEMS ANNOUNCES GENERAL AVAILABILITY OF LUNAR FLARE(TM)NAS PRODUCT

Groundbreaking Clustered Server Appliance Provides Growing Businesses with Reliable Storage at a Great Value

MINNEAPOLIS, MN - (JUNE 28, 2001) - Tricord Systems, Inc. (Nasdaq: TRCD) today announced the general availability of its Lunar Flare(TM) NAS product, the industry's first clustered server appliance. Radically easy to deploy, manage and grow, Lunar Flare NAS allows administrators to add storage with no downtime, no user interruption and nearly effortless administration. Lunar Flare NAS also offers built-in redundancy, providing a high level of fault tolerance at an affordable price point.

Commented Joan Wrabetz, President and CEO, Tricord Systems, "Lunar Flare NAS is designed to address a crucial issue for companies of all sizes - managing growth. By clustering server appliances together and managing them as one resource, Lunar Flare NAS allows for seamless growth and continuous access to content. This not only provides for much easier scalability as a company expands, but also helps to minimize the cost of growth."

A true "pay as you grow" solution, Lunar Flare NAS is ideal for organizations, workgroups, corporate departments, or e-businesses that are experiencing rapid growth, yet need to keep storage management and equipment costs under control. Enabled by Tricord's patented Illumina(TM) software, multiple Lunar Flare NAS appliances aggregate to create a cluster, managed as a single resource. Clusters of up to 16 units provide seamless scalability from 129 GBs of raw capacity up to two terabytes. This unique solution solves critical storage management problems for IS staff by eliminating many of the management tasks associated with managing and growing storage systems.

PRICING AND AVAILABILITY

Each 129GB Lunar Flare appliance lists for $5,700.00 - or $ .04 per MB - which includes a 1-year warranty and service contract. Tricord is currently offering a "try-before-you-buy" program to allow qualified customers to try the product for a limited time with no cost or obligation.

Lunar Flare NAS is distributed through members of the Tricord Advantage Partner Program, which includes select channel partners with a broad set of expertise and value-add services in



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networking, storage, and applications. Tricord has currently signed agreements with more than 15 partners, including PC Mall - a major national reseller announced last week.

Lunar Flare NAS is also available via Tricord's award-winning Web site, providing convenient on-line ordering and automated customer support on pricing, order confirmation and status, and account history and maintenance. On-line technical resources are also available, including online manuals, product specifications, and downloadable software updates.

For more information on Tricord's revolutionary Lunar Flare NAS appliance or to locate an authorized channel partner in your area, visit www.tricord.com or call 1-800-BUY-TRCD.

WHAT CUSTOMERS AND PARTNERS ARE SAYING ABOUT LUNAR FLARE NAS

o "Our customers have quickly realized the value of clustered appliances to improve their business efficiencies. Early experiences with Lunar Flare NAS have been exceptional, and we're very excited about our opportunity with Tricord." -- Joe Fannin, President and CEO of NET Source, Inc., a Colorado-based storage products distributor and service provider

o "As our computing demands grow, we're not able to increase our IT head count just to handle more storage. The Tricord Lunar Flare NAS product's ability to seamlessly add storage and aggregate it for simple and efficient management is incredibly valuable to us, especially given its easy interoperability with our existing network security model." -- Rick Bauer, Chief Information Officer, The Hill School

o "We chose the Lunar Flare NAS because the prospect of a 'pay as you grow,' aggregated, and redundant solution is compelling. Since using the product, we've had 100% uptime, and have seen improvement in general file access compared to our previous storage environment." -- Greg Brown, Director, Information Technology, Molecular Device Corporation

o "Tricord's Lunar Flare NAS product allows us to easily access our stored data and make it available to multiple users, a key benefit for managing growth. At a lower price per unit than high-end storage systems, and a lower cost of management than low-end storage systems, we believe that Lunar Flare NAS offers the best value available on the market today." -- Chuck Larabie, VP Business Development, eSystems, Inc.


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o    "Unbelievably easy to administer - the Lunar Flares have been so effortless, we almost forget we have them!" - Benjamin Allen, Systems Administrator, Laboratory for Computational Science and Engineering (LCSE), University of Minnesota

WHAT ANALYSTS ARE SAYING ABOUT LUNAR FLARE NAS

o "Illumina implemented on Lunar Flare NAS appliances is a natural solution to the challenges of managing numerous 'islands of storage'. Tricord's architecture imposes order and control over burgeoning and unmanageable NAS deployments." - John Webster, Senior Analyst and IT Advisor, Illuminata

o "Tricord's clustering technology is a key advancement in the NAS space, and represents an important step toward enabling organizations to overcome growth and management challenges. The company's focus on strategic channel partners will enhance its presence in the market and be an important factor in the product's success." - Zac Shess, Senior Analyst, Aberdeen Group

o "Tricord's Lunar Flare appliance and Illumina software addresses an important demand in the data storage market for flexible and scalable growth. It allows customers to purchase the appropriate amount of NAS storage to address their business needs today. As the storage needs grow, customers merely add appliances, not only to the network, but to a cluster of existing Lunar Flare appliances. What's more, because Lunar Flare NAS automatically aggregates the storage across the appliances the available space simply grows, with no disruption to the applications accessing the storage." - Anne Skamarock, Senior Analyst, Enterprise Management Associates

ABOUT TRICORD SYSTEMS

Tricord Systems, Inc. designs, develops and markets innovative server appliances for content-hungry applications. The core of Tricord's revolutionary new technology is its patented Illumina (TM) software that aggregates multiple appliances into a cluster, managed as a single resource. Radically easy to deploy, manage and grow, Tricord's products allow users to add capacity to a cluster with minimal administration. Appliances are literally plug-and-play, offering seamless growth and continuous access to content with no downtime. The technology is ideally suited for applications including general file serving, web serving, email and caching. Founded in 1987, Tricord is based in Minneapolis, MN with offices in Colorado, California and Georgia. For more information, visit www.tricord.com.

"Safe-Harbor" Statement Under Private Securities Act of 1995: The statements contained herein that are not historical facts contain forward-looking information with respect to plans, projections or future performance of the Company, including the Company's expectations regarding market acceptance of its products, revenues and operating expenses. There is no guarantee or



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assurance that these plans, projections or future performance of the Company as indicated will be achieved, and actual results could differ materially. Factors, certain risks and uncertainties that could impact the Company's future results include, without limitation, the ability of the Company to develop and release commercially its server appliance products in a timely manner, delays in the market acceptance of the Company's products due to software errors or other factors, the ability to generate revenues at a level that meets expectations, the ability to successfully establish and maintain a competitive position in the server appliance market, the ability to respond to changes in technology and industry standards, the ability to enter into partner relationships or otherwise develop distribution capabilities, the ability to protect and enforce its intellectual property rights, the ability to hire and retain required personnel, the ability to raise additional capital if required, and other risks and uncertainties detailed in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking information.


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MEDIA CONTACT:
Rebecca West, Atomic PR
415.260.6094
or
Liz Hersey, Tricord
763.551.6609

INVESTOR CONTACT:
Brad Schumacher, Tricord
763.551.6402